Exhibit 10.02

FEDERAL HOME LOAN BANK OF CINCINNATI

BLANKET SECURITY AGREEMENT

This Blanket Security Agreement (the “Blanket Agreement”) is entered this 15th day of February, 2013, by and between State Auto Property & Casualty Insurance Company, a 43215 organized under the laws of Iowa (“Borrower”), the principle place of business is located at 518 East Broad St., Columbus, OH, and the FEDERAL HOME LOAN BANK OF CINCINNATI, a corporation organized under the federal laws of the United States of America (the “FHLBank”).

This Blanket Agreement is entered in consideration of (i) the agreement of FHLBank from time to time to consider making secured Advances to Borrower, and (ii) the agreements of Borrower contained in this Blanket Agreement. However, neither this Blanket Agreement nor any Addendum, taken alone or together with any other FHLBank document or FHLBank’s Credit Policy, should be deemed an absolute, irrevocable or unconditional agreement or commitment by the FHLBank to make, amend, extend, restate, relend or replace Advances hereunder or otherwise to Borrower. FHLBank expressly reserves the right and power in its discretion to either grant or deny any such Advance requested or secured hereunder.

1. DEFINITIONS. Each term used in this Blanket Agreement is defined in this Section 1 as follows.

“Act” means the Federal Home Loan Bank Act, codified at 12 United States Code Sections 1421 through 1440, as the same may be modified from time to time, together with the regulations implementing such act, codified at 12 Code of Federal Regulations Parts 900 through 998, as the same may be modified from time to time.

“Advance” means an advance of funds that FHLBank makes, extends or renews from time to time to Borrower pursuant to the Credit Policy. For purposes of this agreement, the term “Advance” also includes any other FHLBank extension of credit such as Letters of Credit issued on a Member’s behalf or collateralized swaps.

“Affiliate” means an entity that is affiliated with Borrower because (i) Borrower owns or controls such affiliate in whole or in part, (ii) such affiliate owns or controls Borrower in whole or in part, or (iii) such entity owns or controls both Borrower and such affiliate in whole or in part.

“Agricultural Mortgage Collateral” means any Collateral, whether now or hereafter acquired, that consists of (i) a loan that the Borrower or the Pledging Affiliate reports to its primary regulator is a “farm real estate loan,” or (ii) a promissory note that the maker secures with a mortgage or deed of trust of real property used for agricultural purposes, together with all rights of the holder of such note under all documents pertaining to such note, mortgage or deed of trust, and mortgaged or conveyed property, and the proceeds, replacements, and products thereof, whether now or hereafter acquired.

“Applicable Document” means any contract, agreement, lease, instrument, articles or certificates of organization or incorporation, charter, organizational document, code of regulations, by-law, or other writing to which FHLBank, Borrower, or any Pledging Affiliate is a party that imposes obligations on any of them or regulates the conduct of the affairs of any of them.

“Applicable Law” means any of the following applicable to Borrower or any Pledging Affiliate: law, statute, treaty, convention, rule, regulation, code, decree, judgment, ordinance, guide, manual, order or other obligation other than an Applicable Document, pursuant to which a government or any agency, subdivision, official, or court or tribunal thereof that regulates FHLBank, Borrower, or any Pledging Affiliate or the activities of any of them.

“Blanket Agreement” means this Blanket Security Agreement.

“Blanket Mortgage Collateral” means all of the Mortgage Collateral in which Borrower and any applicable Pledging Affiliate has (i) an interest and (ii) granted a security interest to FHLBank, whether now or hereafter acquired, and the proceeds, replacements, and products thereof, whether now or hereafter acquired.

“Borrower” means the Borrower identified in the first sentence of this Blanket Agreement.

“Collateral” means any Mortgage Collateral or Securities Collateral, or other collateral security, whether now or hereafter acquired, in which Borrower or a Pledging Affiliate has granted a security interest, lien or other collateral encumbrance in favor of FHLBank to secure Borrower’s Obligations pursuant to this Blanket Agreement, any Addendum or amendment to it, or any other agreement with FHLBank from time to time, whether now or hereafter acquired, and the proceeds, replacements, and products thereof, whether now or hereafter acquired.

“Collateral Maintenance Requirement” means the amount of Lendable Collateral Value of Qualifying Collateral that FHLBank determines from time to time in accordance with the Credit Policy is necessary to secure the amount of Advances to Borrower then outstanding and unpaid.

“Commercial Real Estate Mortgage Collateral” means any Collateral, whether now or hereafter acquired, that consists of a promissory note that the maker secures with a mortgage or deed of trust on real property and that is used for retail office, industrial, or other commercial use, together with all rights of the holder of such note under all of the documents pertaining to such note, and mortgage or deed of trust, and mortgaged or conveyed property, and the proceeds, replacements, and products thereof, whether now or hereafter acquired.

“Credit Policy” means the Credit Policy that FHLBank issues to govern the making of Advances to Members from time to time, including any documents or guides referred to or incorporated in such policy, as FHLBank may modify such Credit Policy from time to time. Any such modification is binding on Borrower and any Pledging Affiliate. The Supplemental Real Estate Collateral Guide is a part of the Credit Policy.

“Cross Collateralized Loan” means any loan or interest therein constituting a part of Mortgage Collateral that is secured by collateral that also secures a loan or loans or interest therein that are not included in Mortgage Collateral. “Cross Collateralized Loan” also means a loan included in Specific Mortgage Collateral that is secured by collateral for another loan or loans that are not so included in Specific Mortgage Collateral or that are not Qualifying Collateral.

“DDA” means the demand deposit account of Borrower with FHLBank.

“Deed of Trust” means a deed of trust used to secure the obligations of an obligor on a secured loan included in Collateral in lieu of a mortgage.

“Event of Default” means any of the events described in Section 10 hereof.

“FHLBank” means the Federal Home Loan Bank of Cincinnati, a corporation organized under the federal laws of the United States of America, and for purposes of any indemnification or similar provision under the Blanket Agreement, includes all officers, directors, employees and agents of FHLBank.

“Hazardous Material” means a material that, if it is released into the environment, Applicable Laws require the owner or operator of the property at which such release occurred to remedy the effect on the environment of such release.

“Home Equity Line of Credit Collateral” means Collateral, whether now or hereafter acquired, that consists of an agreement between a borrower and a lender for the lender to advance funds to such borrower and the borrower to repay such advances, pursuant to which the borrower grants a mortgage or deed of trust of property that is improved with one to four units, each suitable for the residence of one family, together with all rights of the lender under all documents pertaining to such agreement, mortgage or deed of trust, and mortgaged or conveyed property, and the proceeds, replacements, and products thereof, whether now or hereafter acquired.

“Junior Mortgage Collateral” means any Collateral, whether now or hereafter acquired, that consists of a promissory note that the maker secures with a mortgage or deed of trust of real property and that is subject to a lien inferior in priority to one or more mortgages or deeds of trust, together with all rights of the holder of such note under all documents pertaining to such note, mortgage or deed of trust, and mortgaged or conveyed property, and the proceeds, replacements, and products thereof whether now or hereafter acquired.

“Lendable Collateral Value” means the value that FHLBank determines from time to time that Qualifying Collateral has.

“Letter of Credit” means a letter of credit that FHLBank has issued on behalf of Borrower, for payments of drafts on which Borrower must reimburse FHLBank.

“Mortgage Collateral” means any Collateral, whether now or hereafter acquired, that consists of promissory notes that the maker secures with a mortgage or deed of trust of real property that is improved with one to four units, each suitable for the residence of one family, together with all rights of the holders of such notes under all documents pertaining to such notes, mortgages or deeds of trust, and mortgaged or conveyed property, and if applicable, Multi-family

Mortgage Collateral, Agricultural Mortgage Collateral, Commercial Real Estate Mortgage Collateral, Home Equity Line of Credit Collateral, and Junior Mortgage Collateral, participations in any of the foregoing to the extent that the Credit Policy permits from time to time, and the proceeds, replacements, and products thereof, whether now or hereafter acquired.

“MPP” means FHLBank’s Mortgage Purchase Program, as FHLBank may modify it from time to time.

“Multi-family Mortgage Collateral” means any Collateral, whether now or hereafter acquired, that consists of a promissory note that the maker secures with a mortgage or deed of trust of real property that is improved with five or more units, each suitable for the residence of one family, together with all rights of the holders of such note under all documents pertaining to such note, mortgage or deed of trust, and mortgaged or conveyed property, and if applicable, participations in any of the foregoing to the extent that the Credit Policy permits from time to time, and the proceeds, replacements, and products thereof, whether now or hereafter acquired.

“Obligations” means all indebtedness and liabilities of Borrower and any Pledging Affiliate to FHLBank, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including any extensions or renewals, and whether incurred alone or with others, as maker, guarantor, endorser, or surety, plus interest thereon, and all costs of collection, legal expenses and attorney fees that FHLBank pays or incurs in administering, collecting, or enforcing any of such indebtedness or liabilities, or realizing on security granted in this Blanket Agreement or otherwise. Such Obligations include without limitation the obligations of Borrower to FHLBank under the MPP Program and the obligation of Borrower to reimburse FHLBank the amount of any drafts on any Letter of Credit that FHLBank may honor.

“One to Four Family Mortgage Collateral” means any Collateral, whether now or hereafter acquired, that consists of promissory notes that the maker secures with a mortgage or deed of trust of real property that is improved with one to four units, each suitable for the residence of one family, together with all rights of the holders of such notes under all documents pertaining to such notes, mortgages or deeds of trust, and mortgaged or conveyed property, participations in any of the foregoing to the extent that the Credit Policy permits from time to time, and the proceeds, replacements, and products thereof, whether now or hereafter acquired.

“Pledging Affiliate” means an entity that is providing Collateral by completing and executing a Pledging Affiliate Addendum in the form that FHLBank may specify from time to time and that is affiliated with Borrower because (i) Borrower owns or controls such affiliate in whole or in part, (ii) such affiliate owns or controls Borrower in whole or in part, or (iii) such entity owns or controls both Borrower and such affiliate in whole or in part.

“Qualifying Collateral” means Collateral that FHLBank determines in accordance with the Act and the Credit Policy, including the underwriting, documentation, and valuation requirements incorporated therein from time to time, must secure the repayment of Advances. Excluded from Qualifying Collateral, without limitation, is Collateral that Borrower or a Pledging Affiliate has participated or Transferred to the extent that the Credit Policy does not authorize such participation or Transfer.

“Scorecard Validation Statistics” means any reports and underlying schedules and statistics used to validate custom scorecard models, or vendor provided storecards, including without limitation, bureau scores, KS statistics, population stability statistics and reports, characteristic analysis statistics and reports, maximum delinquency reports and distributions, vintage analyses or other reports showing trends in scorecard predictiveness, or any other reports or statistics used in validating the initial or ongoing predictiveness or scorecards or scoring systems used to underwrite or service loans pledged to the FHLBank, including, without limitation, behavioral or bankruptcy scores and models.

“Specific Mortgage Collateral” means the Mortgage Collateral, if any, specifically identified in any Assignment of Mortgage that Borrower or any Pledging Affiliate may have heretofore executed and delivered or may hereafter execute and deliver to FHLBank from time to time.

“Securities Collateral” means obligations of the United States of America, or obligations fully guaranteed by the United States of America, or other securities (whether certificated or uncertificated), investment property, financial assets, security entitlements, accounts or other equity or ownership interests in any corporation, partnership, limited liability company, trust or other entity, association or organization, including without limitation any affiliate which holds or may hold, directly or indirectly, transferred assets of the Borrower, which obligations or securities (i) are approved by the FHLBank as Qualifying Collateral, (ii) delivered to the FHLBank’s possession or (at the FHLBank’s sole discretion) are otherwise in the FHLBank’s control or subject to an acceptable negative pledge, (iii) are specifically identified in any Assignment of Securities that Borrower or any Pledging Affiliate may heretofore have executed and delivered or may hereafter execute and deliver to FHLBank from time to time, and (iv) are to be treated as Collateral (whether hereunder or pursuant to other agreements with FHLBank), and all replacements therefor and proceeds thereof (hereinafter called “Securities Collateral”).

“Status Report” means specific, pledged loan level information that FHLBank may request from time to time. Such information may include, but is not limited to, information identifying the borrower, account and loan numbers, servicing information, principal, interest, tax, and insurance payment status, payment or delinquency histories since loan origination, appraisal or underlying collateral valuation sources, loan to value, debt to income or housing ratios and the components used in the calculation thereof, the existence or requirement to maintain single premium credit life insurance, the existence of prepayment penalties, loan term data including payment amounts, interest rates, annual percentage rates, margins, caps, floors, balloon amounts, balloon dates, maturities, amortization periods, HUD-1 Statements or any specific information reflected on those Statements, FICO scores, bureau scores, or internal credit scoring model scores or results.

“Supplemental Collateral” means Agricultural Mortgage Collateral, Commercial Real Estate Mortgage Collateral, Home Equity Line of Credit Collateral, and Junior Mortgage Collateral.

“Supplemental Real Estate Collateral Guide” means FHLBank’s Supplemental Real Estate Collateral Program Policies and Procedures, as FHLBank may modify it from time to time. Any such modification is binding on Borrower and any Pledging Affiliate.

“Transfer” means to sell, grant, mortgage, pledge, assign, lease, grant a security interest in or lien on, participate or otherwise transfer, directly or indirectly, by operation of law, or otherwise, any interest in any item of property, whether real or personal.

“UCC” means the Uniform Commercial Code in effect in Ohio from time to time, unless the Uniform Commercial Code in effect in Ohio directs the application of the law of a different jurisdiction to the perfection or effect of perfection or non-perfection of a security interest in personal property. In the latter event, the “UCC” means the Uniform Commercial Code then in effect in such other jurisdiction.

2. GRANT OF SECURITY INTEREST. Borrower grants and shall cause each Pledging Affiliate to grant to FHLBank, its successors and assigns from time to time a security interest in the Collateral identified in Exhibit A to this Blanket Agreement and/or any Addendum to it, whether now existing or that Borrower or any Pledging Affiliate hereafter attaches, in order to secure the performance of the Obligations of Borrower and each Pledging Affiliate from time to time for purposes of this Blanket Agreement. As to any rights of FHLBank as a secured party hereunder, FHLBank shall be deemed to act as the exclusive security agent and attorney-in-fact of Borrower and any Pledging Affiliate, as further specified in Section 14 below. Borrower, any Pledging Affiliate, and FHLBank may modify from time to time the Collateral in which Borrower and any such Pledging Affiliate have granted a security interest to FHLBank by completing and executing a Blanket Security Agreement Amendment, in the form that FHLBank may specify from time to time.

3. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants, and shall cause each Pledging Affiliate to represent and warrant, and each Pledging Affiliate from time to time represents and warrants, in each case to FHLBank effective as of the Effective Date and each time that Borrower obtains an Advance, as follows:

(a) Borrower and each Pledging Affiliate from time to time is duly organized and validly existing under the law governing its organization.

(b) No Applicable Law or Applicable Document limits the power of Borrower or any Pledging Affiliate to enter this Agreement or perform its obligations hereunder, and the execution of this Agreement by Borrower and/or any Pledging Affiliate, will not violate or result in a default under any Applicable Law or Applicable Document.

(c) Borrower and each Pledging Affiliate have full power and authority to enter into this Blanket Agreement and to perform their respective obligations hereunder.

(d) This Blanket Agreement is the legal, valid, and binding obligation of Borrower and each Pledging Affiliate.

(e) The execution of this Agreement and the performance of their respective obligations hereunder by Borrower and each Pledging Affiliate has been duly authorized.

(f) Neither Borrower nor any Pledging Affiliate need obtain any security exchange’s consent or approval to enter into this Blanket Agreement or perform any of its obligations hereunder.

(g) No securities or “blue sky” law requires the registration of any Collateral prior to or in connection with the sale of such Collateral.

(h) Borrower is either a member in good standing of FHLBank or a nonmember that the Act authorizes to obtain or hold advances.

(i) Borrower and each Pledging Affiliate holds all of the right, title, and interest in, to, and under the Collateral in which it has granted a security interest to FHLBank, and such interest is free and clear of all claims, security interests, liens, participation interests, rights of set off, or any other encumbrances or legal or beneficial interests whatsoever other than (i) full or partial participations in favor of Pledging Affiliates of Borrower that have granted a security interest in such participations to FHLBank, and (ii) the rights of other holders of security interests with which FHLBank has entered into a written agreement governing the relative priorities of the security interests of FHLBank and such other party in such Collateral. The title to all such Collateral (other than that participated in whole or in part to an Affiliate) is and remains marketable.

(j) Borrower and each Pledging Affiliate has the right and authority to grant a security interest in the Collateral provided in this Blanket Agreement and otherwise to perform their respective obligations under this Blanket Agreement.

(k) Each document that Borrower or any Pledging Affiliate has given or may give FHLBank from time to time (i) in connection with obtaining Advances, (ii) pertinent to Collateral, or (iii) otherwise pursuant to this Blanket Agreement, including financial statements, is and remains true and complete and does not fail to include information that prevents the same from being misleading.

(l) The information that Borrower and each Pledging Affiliate has or may from time to time give to (i) FHLBank or (ii) the entity or entities having regulatory authority over FHLBank, Borrower or any Pledging Affiliate, including (without limitation) in connection with the Collateral and any financial statement, is true and complete.

(m) No release of a Hazardous Material has occurred at any property securing any item of Collateral, the effect of which on the environment Applicable Laws would require the owner or operator of such property to remedy.

(n) The Qualifying Collateral in which either Borrower or any Pledging Affiliate has granted to FHLBank a security interest has a Lendable Collateral Value equal to or greater than the Collateral Maintenance Requirement.

(o) Each document that evidences Mortgage Collateral is genuine and in all respects what it appears to be.

(p) The obligations of each borrower under each mortgage loan included in Mortgage Collateral are valid and enforceable.

(q) The amount that Borrower or the applicable Pledging Affiliate represents to FHLBank that the borrower under each mortgage loan owes on such mortgage loan included in Mortgage Collateral is the correct amount unconditionally due and owing, and such borrower does not dispute that such borrower owes such amount.

(r) The lien of each mortgage included in Mortgage Collateral (other than those liens created under the Home Equity Line of Credit Mortgage Collateral and Junior Mortgage Collateral) is a first and best lien against the property that it encumbers, except for the lien of nondelinquent taxes.

4. AFFIRMATIVE COVENANTS. Borrower shall, Borrower shall cause each Pledging Affiliate to, and each Pledging Affiliate shall, do the following:

(a) furnish FHLBank from time to time evidence satisfactory to FHLBank of the authority of representatives of Borrower or any Pledging Affiliate to obtain, amend, or renew Advances or specify that Collateral in which Borrower or Pledging Affiliate may grant a security interest to FHLBank;

(b) deliver to FHLBank such evidence as it may request of Borrower’s eligibility to obtain Advances, and its interest or the applicable Pledging Affiliate’s interest in the Collateral;

(c) permit FHLBank to enter facilities at which the Collateral or evidence of the Collateral is located and afford FHLBank working space in such facilities to inspect the Collateral and all documents, tangible or electronic, related to or evidencing such Collateral;

(d) permit FHLBank to copy any document, tangible or electronic, evidencing, relating or pertaining to the Collateral;

(e) cooperate in any inspection or audit of any document, electronic or tangible, evidencing or relating or pertaining to Collateral that FHLBank may deem necessary or appropriate from time to time;

(f) cause any other party acquiring an interest in Collateral to satisfy the obligations of each Pledging Affiliate and Borrower related to such Collateral under this Blanket Agreement;

(g) collectively maintain Qualifying Collateral with a Lendable Collateral Value equal to or greater than the Collateral Maintenance Requirement;

(h) pay all taxes, assessments and any other governmental charges levied, assessed, or imposed upon any Collateral and any constituent property thereunder;

(i) inform FHLBank in writing promptly after any change in the location of Borrower’s or any Pledging Affiliate’s chief executive office, jurisdiction of organization or charter situs;

(j) inform FHLBank promptly of any occurrence or pending occurrence that renders or may make Borrower ineligible for membership in the FHLBank;

(k) inform FHLBank promptly of any merger, consolidation, or sale of substantially all the stock or assets of Borrower or any Pledging Affiliate, or the acquisition by Borrower or any Pledging Affiliate of substantially all of the stock or assets of another entity;

(l) inform FHLBank promptly of any change in (i) the physical location of any Collateral, (ii) any servicer of any Mortgage Collateral, or (iii) any securities intermediary holding any Securities Collateral;

(m) respond promptly, accurately, and completely to any FHLBank inquiry concerning (i) the location of the chief executive office, jurisdiction of organization, or charter location of Borrower or any Pledging Affiliate, (ii) the physical location of any Collateral, (iii) the identity and other information relating to any servicer of any Mortgage Collateral, or (iv) the identity and any information relating to any securities intermediary holding Securities Collateral;

(n) pay the costs that FHLBank incurs from time to time in auditing and verifying or having third parties verify or audit on its behalf (i) the financial condition of Borrower and each Pledging Affiliate, and (ii) the existence of sufficient Qualifying Collateral with a Lendable Collateral Value equal to or greater than the Collateral Maintenance Requirement to secure Advances to Borrower outstanding from time to time;

(o) if FHLBank notifies Borrower that the Lendable Collateral Value of Qualifying Collateral is less than the Collateral Maintenance Requirement, either (i) immediately grant FHLBank a security interest in additional Qualifying Collateral necessary to increase the Lendable Collateral Value of Qualifying Collateral to the Collateral Maintenance Requirement, or (ii) repay so much of the Advances or other extensions of credit or reduce the stated amounts of outstanding Letters of Credit as may be necessary to thereafter make the Lendable Collateral Value of Qualifying Collateral equal to or less than the Collateral Maintenance Requirement;

(p) comply in all respects with the Credit Policy, as FHLBank may amend it from time to time;

(q) deliver to FHLBank such evidence of Borrower’s or Pledging Affiliate’s interest in the Collateral and its availability for use as Collateral as FHLBank may from time to time request;

(r) provide to FHLBank upon FHLBank’s request, statements and information with respect to the business and financial status of Borrower and each Pledging Affiliate, including profit and loss reports, income statements, balance sheets, and other financial information, all prepared in accordance with generally accepted accounting principles, and with such details and formats as FHLBank may require from time to time;

(s) if any mortgage loan included in Mortgage Collateral or in a pool backing any Securities Collateral has been originated or serviced in violation of any Applicable Law, including any applicable predatory lending, abusive loan practice, or high interest loan law, notify FHLBank of such violation promptly upon discovering such violation, and if the Credit Policy requires that any such Mortgage Collateral must be Qualifying Collateral in order to secure the amount of Advances, the stated amount of Letters of Credit, or any other extensions of credit then outstanding, and FHLBank so directs, (i) grant a security interest in or deliver a substitute Collateral that will constitute Qualifying Collateral to replace the affected security or mortgage loan, or (ii) reduce the amount of Advances, stated amounts of Letters of Credit, or other extensions of credit then outstanding;

(t) if FHLBank requires, make, execute, record, and deliver to FHLBank additional agreements, financing statements, notices, assignments, listings, powers, and other documents in connection with all or a part of the Collateral;

(u) concurrently with the delivery of Collateral to FHLBank that FHLBank requires or within fourteen (14) days after FHLBank requests, deliver to FHLBank a Status Report specifying and describing the Collateral with accompanying schedules in a format and with such details that FHLBank may prescribe from time to time and provide such information that FHLBank requires to value such Collateral;

(v) furnish annually and at such other times as FHLBank may request, or cause Borrower’s external auditor or other third party consulting firm that FHLBank has approved to furnish, an audit report, in such detail as FHLBank from time to time may specify with respect to Collateral, Qualifying Collateral, compliance with applicable Collateral Maintenance Requirements, and compliance with the Credit Policy, that Borrower’s external auditor or such third party has prepared in accordance with generally accepted auditing standards or generally accepted accounting principles, as applicable;

(w) furnish within fourteen (14) days after FHLBank’s request any Scorecard Validation information that Borrower or any Pledging Affiliate has on file.

(x) whenever the authority of the persons authorized on behalf of Borrower or any Pledging Affiliate to obtain Advances, grant a security interest in Collateral, or execute or modify this Blanket Agreement changes, promptly notify FHLBank of such change and give FHLBank a copy of the most current resolution or resolutions so authorizing such representatives or a list of the names and specimen signatures of such authorized representatives that an authorized representative of Borrower or such Pledging Affiliate certifies to FHLBank is accurate.

5. NEGATIVE COVENANTS. Borrower shall not, and Borrower shall not permit any Pledging Affiliate to:

(a) except to the extent and in the manner authorized in Section 7 hereof, Transfer any Collateral or any interest therein;

(b) suffer to exist against Borrower or any Pledging Affiliate or the successors and assigns of either, including (without limitation) FHLBank, any right of set off that any person or entity may exercise under or related to any of the Collateral; or

(c) transfer possession of the Collateral to any party other than a Pledging Affiliate, FHLBank, or a collateral agent designated by FHLBank.

6. SECURITIES COLLATERAL.

(a) If the Collateral includes Securities Collateral, Borrower shall grant or cause one or more Obligor Entities to grant a security interest in such Securities Collateral having a fair market value or a principal dollar amount acceptable to FHLBank.

(b) Borrower shall, and Borrower shall cause each Pledging Affiliate granting FHLBank a security interest in Securities Collateral to, endorse in favor of FHLBank (in form acceptable to FHLBank) all Securities Collateral that consists of certificated securities.

(c) FHLBank shall be an entitlement holder and in sole control of all Securities Collateral for purposes of Article 8 of the UCC. FHLBank shall have full power under Article 8 of the UCC to hold and dispose of such Securities Collateral as financial assets, including the full power to exercise voting rights and receive any proceeds or income resulting from stock splits, stock dividends, cash dividends, or otherwise.

(d) Borrower shall, and Borrower shall cause each Pledging Affiliate granting a security interest in Securities Collateral to, act (and consent to such further acts) as FHLBank may request to (i) establish and maintain FHLBank’s control over any Securities Collateral as provided in Section 8-106 of the UCC, and (ii) obtain the agreement of (A) the issuer of any Securities Collateral to comply with FHLBank’s instructions without any further consent of Borrower, and (B) any securities intermediary holding Securities Collateral to comply with FHLBank’s entitlement orders without the further consent of Borrower.

(e) While any Event of Default is continuing and unless waived by FHLBank, Borrower or Pledging Affiliate, as the case may be, may (i) collect and retain any interest or principal payments, dividends, or other distributions that the issuer of such Securities Collateral or any securities intermediary holding such Securities Collateral may distribute, and (ii) apply any such principal payments, dividends, and other distributions that FHLBank collects to the principal or interest or both of the Obligations in whatever manner or order as FHLBank in its sole discretion may elect.

7. MORTGAGE COLLATERAL.

(a) Except to the extent that FHLBank directs otherwise, Borrower and each Pledging Affiliate that has granted a security interest in Mortgage Collateral may retain possession of the same for purposes of servicing, collecting, and enforcing such Mortgage Collateral. Borrower and each Pledging Affiliate shall hold such Mortgage Collateral and the proceeds of and collections from such Mortgage Collateral in trust for FHLBank’s security and benefit. Borrower shall, and shall cause each Pledging Affiliate to, comply with all directions that FHLBank gives pursuant to this Blanket Agreement. Except to the extent that FHLBank directs otherwise or this Blanket Agreement otherwise provides, Borrower and each Pledging Affiliate that has granted a security interest in Mortgage Collateral may in the ordinary course of its business (i) retain all collections from Mortgage Collateral, (ii) release mortgages included in Mortgage Collateral, (iii) retain all collections from Mortgage Collateral, and act to collect delinquent payments due under Mortgage Collateral, including exercising the remedy of foreclosure. Neither Borrower nor any Pledging Affiliate need disclose the interest of FHLBank in such Mortgage Collateral while so acting.

(b) FHLBank from time to time may direct Borrower and any Pledging Affiliate that has granted a Security interest in Mortgage Collateral to (i) segregate the documents evidencing or securing each mortgage loan that constitutes a part of Mortgage Collateral in file folders, labeled with the name of the borrower and/or number used to identify the loan, from the documents evidencing or securing the other mortgage loans that constitute Mortgage Collateral, to mark such folders and documents as Mortgage Collateral in which FHLBank has a security interest, (ii) segregate physically all such Mortgage Collateral from mortgage loans that do not constitute Mortgage Collateral, (iii) segregate physically Mortgage Collateral from any other assets in Borrower’s or such Pledging Affiliate’s possession, and (iv) segregate Mortgage Collateral physically from loan documents that are not part of Mortgage Collateral within a collateral vault or in a separate collateral vault.

(c) FHLBank from time to time may direct Borrower and any Pledging Affiliate possessing Mortgage Collateral to produce (i) lists of (A) the mortgage loans included in Mortgage Collateral and (B) the documents constituting or pertaining to them, whether paper or electronic, and (ii) reports containing information pertaining to the same in such detail that FHLBank may require. Such information may include details of loan structure, terms of loans, and underwriting. Such documents shall include the following: ancillary security agreements, policies and certificates of insurance or guarantees, rent assignments, FHA mortgage insurance or VA loan guarantee certificates, title insurance policies, evidence of recordation, applications, underwriting materials, surveys, appraisals, approvals, permits, notices, opinions of counsel, and loan servicing data.

(d) FHLBank may from time to time direct Borrower and any Pledging Affiliate that has granted a security interest in Mortgage Collateral to endorse in form acceptable to FHLBank, including endorsement in blank if FHLBank so directs, all promissory notes included in Mortgage Collateral in favor of FHLBank and any collateral agent that FHLBank may designate.

(e) FHLBank may from time to time direct Borrower and any Pledging Affiliate that has granted a security interest in Mortgage Collateral to deliver physical possession of such Mortgage Collateral, including any participation certificates or related documents, to FHLBank or a collateral agent designated by FHLBank.

(f) FHLBank may from time to time direct Borrower and any Pledging Affiliate that has granted a security interest in Mortgage Collateral to (i) pay immediately to FHLBank any and all collections from Mortgage Collateral, (ii) deposit in an account designated by FHLBank from time to time all collections, including checks, drafts, cash, and other remittances of payment on Mortgage Collateral, from Mortgage Collateral, and (iii) to direct the obligors on mortgage loans included in Mortgage Collateral to remit payments due under such Mortgage Collateral to FHLBank or to a collateral agent or depository designated by FHLBank from time to time. FHLBank may apply all amounts that it receives as collections or proceeds of Mortgage Collateral to principal and interest of the Obligations, in whatever manner or order FHLBank in its sole discretion may elect.

(g) FHLBank may from time to time direct Borrower and any Pledging Affiliate that has granted a security interest in Mortgage Collateral to assign the mortgages included in such Mortgage Collateral to FHLBank, a collateral agent designated by FHLBank or MERS, or to notify MERS of the assignment of such Mortgage Collateral to FHLBank or such collateral agent.

(h) With regard to Specific Mortgage Collateral and, to the extent that FHLBank shall direct, Blanket Mortgage Collateral, Borrower shall, and shall cause any Pledging Affiliate that has granted a security interest in Mortgage Collateral, to promptly notify FHLBank if any of the following occur:

(i) payment of the remaining principal balance of a mortgage loan;

(ii) payment in full of a mortgage loan occurs; or

(iii) whenever (A) casualty damage to any building encumbered by a mortgage securing a mortgage loan decreases the appraised value of such building twenty-five percent (25%) or more, and (B) such damage cannot be repaired promptly.

(i) Borrower or any Pledging Affiliate that has granted a security interest in Mortgage Collateral may Transfer Mortgage Collateral to an Affiliate of Borrower that is a Pledging Affiliate provided that Borrower or such Pledging Affiliate first notifies FHLBank in writing of such Transfer.

(j) Borrower and any Pledging Affiliate that has granted a security interest in Mortgage Collateral may Transfer Mortgage Collateral to any person or entity that is not a Pledging Affiliate provided that FHLBank (i) first approves such Transfer in writing, (ii) is otherwise reasonably deemed to have approved such Transfer, or (iii) as further specified below:

If FHLBank has not directed delivery of the physical possession of Mortgage Collateral to FHLBank or its designee or notified Borrower in writing that Borrower or any Pledging Affiliate must obtain FHLBank’s written consent prior to effecting a Transfer of any loans included in Mortgage Collateral, Borrower or a Pledging Affiliate may Transfer Mortgage Collateral, as long as following such Transfer, the Qualifying Collateral has a Lendable Collateral Value equal to or greater than the Collateral Maintenance Requirement. In such event, (A) FHLBank shall be deemed to have approved such Transfer, and (B) Borrower or a Pledging Affiliate, as the case may be, need not notify FHLBank prior to effecting such Transfer.

(k) Borrower shall, and shall cause each Pledging Affiliate to insure that (i) “all risk” property insurance covers any building or other property securing any obligation included in Mortgage Collateral in an amount equal to the replacement cost of such building, (ii) such other insurance as lenders in the vicinity of such building customarily require covers such building, (iii) all such insurance includes Borrower or the Pledging Affiliate, as the case may be, its successors and assigns, as loss payee under a standard mortgagee endorsement, and (iv) if FHLBank so directs, such insurance shall provide that the insurer may not cancel it without at least ten (10) days prior written notice to FHLBank. Borrower or any Pledging Affiliate may satisfy the foregoing insurance requirement with a blanket insurance policy containing such deductibles, limits of liability as FHLBank may approve in writing in advance and issued by an insurer as FHLBank may approve in writing in advance. Any insurer issuing such insurance must satisfy the standards that FHLBank may establish from time to time for such insurers. FHLBank may direct from time to time Borrower and any Pledging Affiliate to physically deliver the originals of such insurance to FHLBank or a collateral agent designated by FHLBank. If any such insurance required by this subsection lapses, FHLBank may obtain such insurance in its favor at Borrower’s expense and as an additional Obligation hereunder.

(l) Borrower shall, and shall cause each Pledging Affiliate to pay any fees or expenses that FHLBank incurs in connection with reviewing, acquiring, evidencing, protecting, perfecting, evaluating or realizing on its security interest in Mortgage Collateral, including (without limitation) insurance premiums and the fees of attorneys, accountants, evaluation consultants, recording offices and collateral agents.

(m) Borrower shall, and shall cause each Pledging Affiliate to originate and service all loans included in Mortgage Collateral in accordance with all Applicable Laws, including without limitation those relating to predatory or high cost lending or abusive loan practices.

(n) Borrower shall, and shall cause each Pledging Affiliate to enforce the payment provisions of all mortgage loans included in Mortgage Collateral, including collecting all amounts specified thereunder when due.

8. PAYMENT. Borrower shall, and shall cause each Pledging Affiliate to, pay FHLBank any and all costs that FHLBank may incur in exercising its rights under this Agreement or entering this Agreement, including reasonable attorney fees. Such costs may include those related to the receipt, holding, redelivery, and reassignment of Collateral, recording fees, and the expenses and disbursements of any custodian, consultant, or appraiser or otherwise as noted in Section 7 above. If any payment is due to FHLBank pursuant to this Agreement, (i) FHLBank may debit Borrower’s DDA to satisfy such payments and (ii) Borrower may set off such amount that is due to FHLBank against any amount whatsoever that FHLBank may owe Borrower or any Pledging Affiliate (including, without limitation, proceeds of the repurchase of FHLBank stock owned by such Borrower or Pledging Affiliate).

9. DESTRUCTION OF NOTES; LOST NOTES. (a) If Borrower, any Pledging Affiliate, or any holder has destroyed any promissory note or other document that constitutes a part of Mortgage Collateral or does so in the future, Borrower shall, and shall cause each Pledging Affiliate to, notify FHLBank of such destruction. No Mortgage Collateral with respect to which any holder of the note or any other document that comprises or represents such Collateral, including Borrower or any Pledging Affiliate, may constitute Qualifying Collateral unless FHLBank approves such Mortgage Collateral as Qualifying Collateral. Borrower shall not and shall not permit its Pledging Affiliates to destroy any notes or other documents included in Mortgage Collateral with a view to substituting electronic images for such documents unless FHLBank shall have approved the same in writing in advance. FHLBank may elect to treat any such Mortgage Collateral as Collateral that is not Qualifying Collateral or impose on such Collateral a higher Collateral Maintenance Requirement than similar Mortgage Collateral with respect to which such notes or other documents comprising or representing it have not been destroyed.

(b) If Borrower or any Pledging Affiliate has lost any note or other document that constitutes a part of Mortgage Collateral, Borrower or such Pledging Affiliate shall provide FHLBank an affidavit satisfactory to FHLBank concerning the circumstances of such loss.

10. INDEMNITY. Borrower shall, and shall cause each Pledging Affiliate, to indemnify FHLBank, defend with counsel acceptable to FHLBank, and hold FHLBank harmless from and against all losses, damages, claims, causes of action, liabilities, penalties, fines, costs, and expenses, including reasonable attorney fees and litigation expenses, that FHLBank suffers, pays, or incurs as a result of any of the following:

(i) the origination of any mortgage loan included in Mortgage Collateral that has resulted in whole or in part from violations of Applicable Laws, including (without limitation) those governing such origination, any “predatory lending” laws, or any such mortgage loan otherwise does not comply in any other respect with Applicable Laws;

(ii) Applicable Laws impose liability on FHLBank as a result of its holding a security interest on or becoming the owner of any item of Mortgage Collateral, including (without limitation) any liability related to a release of a Hazardous Material at property that is security for any part of the Mortgage Collateral;

(iii) FHLBank’s exercise and/or enforcement of its rights under this Agreement;

(iv) Borrower’s or any Pledging Affiliate’s failure to perform any of its obligations hereunder when due;

(v) Any of Borrower’s or Pledging Affiliate’s representations or warranties are untrue as of the time made or deemed made; or

(vi) Borrower’s or any Pledging Affiliate’s loss or destruction of any document that is a part of Mortgage Collateral, including without limitation, any promissory note.

11. DEFAULT. Any one or more of the following shall be an Event of Default under this Agreement:

(i) failure of Borrower or any Pledging Affiliate to pay or perform any Obligation when due;

(ii) Any representation or warranty of Borrower or any Pledging Affiliate to FHLBank is untrue at the time made or deemed made and FHLBank deems such representation or warranty material;

(iii) Borrower or any Pledging Affiliate fail to furnish promptly after FHLBank’s request financial information or information related to the Collateral, to inspect any financial records or documents pertaining to the Collateral, or to comply promptly with any direction that FHLBank gives pursuant to this Blanket Agreement,

(iv) failure of Qualifying Collateral to have a Lendable Collateral Value equal to or more than the current Collateral Maintenance Requirement that the Credit Policy requires;

(v) failure of Borrower or any Pledging Affiliate to perform any other obligation under this Blanket Agreement within ten (10) days after FHLBank gives notice of the need to perform the same;

(vi) an injunction or attachment issues against any part of the property owned by Borrower or any Pledging Affiliate which FHLBank considers materially adverse to Borrower or such Pledging Affiliate’s property;

(vii) a receiver, conservator, or liquidator is appointed for any part of the property of Borrower or any Pledging Affiliate, or a supervisory authority, receiver, or conservator assumes management of any part of the business of Borrower or any Pledging Affiliate;

(viii) Borrower or any Pledging Affiliate commences any of the following or any of the following is commenced against Borrower or any Pledging Affiliate: proceedings in bankruptcy, arrangement, reorganization, receivership, conservatorship, assignment for the benefit of creditors, composition, or other similar laws or procedures for the relief of debtors;

(ix) Borrower’s membership in FHLBank or its eligibility to borrow Advances as a nonmember state housing finance agency ceases for any reason;

(x) FHLBank notifies Borrower that a change in the condition or business or other affairs of Borrower or any Pledging Affiliate, financial or otherwise, has occurred that FHLBank considers to materially impair Borrower’s financial or business status or FHLBank’s security or increases its risk; or

(xi) FHLBank notifies Borrower that FHLBank deems itself insecure.

12. REMEDIES.

(a) Upon the occurrence of an Event of Default, FHLBank may exercise all or one or more of the following remedies:

(i) without notice to or demand of Borrower or any Pledging Affiliate, declare all Obligations immediately due and payable, regardless of the other payment provisions applying to such Obligations;

(ii) exercise any remedy available to FHLBank provided in this Blanket Agreement, the Credit Policy, the UCC, at law, or in equity, including those rights described in Sections 6 and 7 hereof;

(iii) direct Borrower to, and Borrower shall dissolve or cause the dissolution of any Pledging Affiliate and the distribution of the assets of such Pledging Affiliate to Borrower;

(iv) sell the Collateral at public or private sale and distribute the proceeds of sale to pay the Obligations in whatever manner and order of priority FHLBank in its sole discretion may elect; in connection with any private sale, FHLBank may do those things necessary or appropriate to comply with applicable securities laws, including (without limitation) a sale or private sale to the highest of two or more bidders who can qualify as buyers in private placements;

(v) purchase the Collateral at any such public or private sale and pay such purchase price by declaring Obligations equal to such purchase price discharged;

(vi) pending the exercise of any other remedy, FHLBank may liquidate the Collateral or continue to exercise control over the Collateral as if FHLBank owned it; or

(vii) as Borrower’s or Pledging Affiliate’s attorney in fact, in Borrower’s name, and on Borrower’s behalf, sell, assign, collect, compromise, and release all or any part of the Collateral as fully as Borrower or any Pledging Affiliate could acting on its own behalf; or

(viii) at FHLBank’s option, advance funds or do any other thing necessary or appropriate to cure such Event of Default.

(b) If following the exercise of such remedies, any Obligations remain unsatisfied, Borrower and Pledging Affiliate shall be liable for any such deficiency. Borrower shall, and shall cause each Pledging Affiliate to, waive any claims for damages resulting from FHLBank’s exercise of any such remedy and not to assert any such claims.

(c) FHLBank may satisfy any reasonable notice requirement that Applicable Law may impose on sale of the Collateral by mailing such notice at least ten (10) days prior to such sale.

(d) FHLBank shall not be liable to Borrower, any Pledging Affiliate, or any third party for any damages resulting from FHLBank’s exercise or failure to exercise any of its remedies hereunder or for any liabilities or obligations of Borrower or any Pledging Affiliate in connection therewith, including any of the same under Borrower’s or any Pledging Affiliate’s contracts. FHLBank need not do anything to preserve rights under Mortgage Collateral, send notices, perform services, or take any action to manage any Collateral.

(e) Each right, power and remedy of FHLBank hereunder shall be cumulative, concurrent, and in addition to each and every other right, power, and remedy hereunder, at law, or in equity, and shall be deemed exercised by an irrevocable power of attorney as further specified in Section 15 below. FHLBank’s exercise of any one of such rights, powers, or remedies shall not preclude the simultaneous or later exercise of any other such right, power, or remedy.

13. WAIVERS; CONTINUED LIABILITY. FHLBank shall not be deemed to have waived any of its rights in this Blanket Agreement or to the Collateral unless FHLBank shall have made such waiver in a writing that FHLBank has signed. No such waiver shall operate as a waiver of any other default or of the same default on a subsequent occasion. No (i) renewal or extension of time of payment of the Obligations at any rate of interest, (ii) release, surrender, exchange or modification of the Collateral, (iii) release of any person primarily or secondarily liable on the Obligations (including any maker, endorser, guarantor or surety), (iv) delay in enforcement of payment of the Obligations, (v) delay, omission or forbearance in exercising any right or power with respect to the Obligations, the Collateral, or this Blanket Agreement shall affect the liability of the Borrower or any Pledging Affiliate to the FHLBank.

14. DURATION. The term of this Blanket Agreement shall commence on the date hereof and end on the date when the Borrower has paid in full all of the Obligations secured hereby, and either: (i) FHLBank gives written notice to Borrower that FHLBank will make no further Advances to Borrower, Borrower has no further servicing obligations under the MPP to FHLBank and FHLBank has redeemed Borrower’s stock in FHLBank, or (ii) the Borrower gives written notice to the FHLBank that Borrower does not intend to apply for further Advances, Borrower has no further servicing obligations under the MPP to FHLBank and FHLBank has redeemed Borrower’s stock in FHLBank. Until such termination, this Agreement shall be a continuing one. After such termination any liabilities hereunder of the Borrower to FHLBank not satisfied prior to such termination shall survive and remain in full force and effect until satisfied.

15. ATTORNEY-IN-FACT. Borrower hereby appoints FHLBank its irrevocable attorney-in-fact, coupled with an interest, with full power of substitution, in its name or otherwise, but at the Borrower’s sole cost and expense to (i) transfer any shares of stock or Securities Collateral in which FHLBank has a security interest into the name of FHLBank or its designee or assignee, (ii) endorse on behalf of Borrower or any Pledging Affiliate any promissory notes or other instruments in which Borrower or any Pledging Affiliate granted a security interest to FHLBank, (iii) execute and/or record such documents and instruments as FHLBank, in its sole judgment, deems necessary or appropriate to further evidence, perfect, or effect a transfer of the security interest granted to the FHLBank herein or otherwise, (iv) notify obligors on any item of Collateral to make payment directly to FHLBank or its designee, (v) enter into any extension, compromise, settlement, release, renewal, or other agreement, (vi) take control of proceeds of Collateral and apply them to the principal or interest of Obligations in such manner or order as FHLBank in its sole discretion may elect, and (vii) record this Blanket Agreement as a power of attorney where the FHLBank deems appropriate.

16. NOTICE. (a) FHLBank shall give any written notice, approval, or direction that this Blanket Agreement provides that FHLBank shall give to Borrower or any Pledging Affiliate by: (i) hand delivery, regular first class mail, or any other form of physical delivery, or (ii) facsimile or e-mail, whether or not receipt of such facsimile or e-mail is confirmed with the Borrower or a follow-up hard copy is mailed or otherwise physically delivered to the Borrower.

(b) Borrower and any Pledging Affiliate shall give any written notice that this Blanket Agreement provides for Borrower or Pledging Affiliate by: (i) registered or certified mail (postage prepaid, return receipt requested) or some other form of delivery whereby receipt is confirmed, or (ii) facsimile or e-mail, but only if Borrower or Pledging Affiliate confirms the delivery of a follow-up hard copy to the FHLBank by the means specified in subsection (b)(i) of this Section 16.

17. GENERAL. The Act and the Laws of the State of Ohio shall govern all rights and liabilities hereunder, except that only the Act shall govern eligibility for Advances and the rate of interest that FHLBank assesses on Advances or other Obligations. This Agreement shall inure to the benefit and bind the FHLBank, Borrower, each Pledging Affiliate and their respective successors and assigns. Neither Borrower nor Pledging Affiliate may assign any of its rights hereunder or delegate the performance of its duties without FHLBank’s prior written approval. Any provision that any law or judicial ruling may limit or render unenforceable in whole or in part shall not affect the validity or enforcement of any other part of such provision or any of the other provisions of this Blanket Agreement.

18. FORUM. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR FHLBANK TO ENTER INTO THIS BLANKET AGREEMENT AND EXTEND CREDIT TO BORROWER, ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS BLANKET AGREEMENT, ITS VALIDITY OR PERFORMANCE, AT THE SOLE OPTION OF FHLBANK, ITS SUCCESSORS AND ASSIGNS, AND WITHOUT LIMITATION ON THE ABILITY OF FHLBANK, ITS SUCCESSORS AND ASSIGNS. TO EXERCISE ALL RIGHTS AS TO THE COLLATERAL AND OTHER SECURITY FOR THE OBLIGATIONS OR INITIATE AND PROSECUTE IN ANY APPLICABLE JURISDICTION ACTIONS RELATED TO REPAYMENT OF THE OBLIGATIONS, SHALL BE INITIATED AND PROSECUTED AS TO ALL PARTIES AND THEIR SUCCESSORS AND ASSIGNS AT CINCINNATI, OHIO. BORROWER, FHLBANK AND EACH PLEDGING AFFILIATE CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY COURT SITUATED AT CINCINNATI, OHIO HAVING JURISDICTION OVER THE SUBJECT MATTER, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL DIRECTED TO THE PARTIES AT THEIR RESPECTIVE ADDRESSES SET FORTH HEREIN OR AS OTHERWISE PROVIDED UNDER THE LAWS OF THE STATE OF OHIO. BORROWER AND EACH OBLIGOR WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS. AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

19. JURY TRIAL WAIVER. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR FHLBANK TO ENTER INTO THIS AGREEMENT AND EXTEND CREDIT TO BORROWER, BORROWER, EACH PLEDGING AFFILIATE, AND FHLBANK WAIVES TRIAL BY JURY WITH RESPECT TO ANY ACTION, CLAIM, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS BLANKET AGREEMENT AND/OR THE CONDUCT OF THE RELATIONSHIP BETWEEN FHLBANK AND BORROWER AND ANY PLEDGING AFFILIATE.

IN WITNESS WHEREOF, Borrower and FHLBank each has caused the duly authorized representative of each to execute this Blanket Agreement.

BORROWER:

State Auto Property & Casualty Insurance Compay

By:	/s/ Steven E. English
Name:	Steven E. English
Title:	Vice President & Chief Financial Officer

And:	/s/ James A. Yano
Name:	James A. Yano
Title:	Vice President, Secretary & General Counsel

FEDERAL HOME LOAN BANK OF CINCINNATI

By:	/s/ R. Kyle Lawler
Name:	R. Kyle Lawler
Title:	Senior Vice President

And:	/s/ David Eastland
Name:	David Eastland
Title:	Vice President, Credit Risk Management

[STATE/COMMONWEALTH] OF Ohio	)
) SS:
COUNTY OF Franklin	)

The foregoing instrument was acknowledged before me this 18 day of February, 2013, by Steven E. English and James A. Yano, as State Auto Property & Casualty Ins Co. VP, Chief Financial Officer and VP, Secretary, General Counsel, respectively, of [Borrower Name] an Insurance Company organized under the laws of Iowa, on behalf of the Borrower.

/s/ Susan E. Barrett Notary Public My Commission expires: 10-26-14

EXHIBIT A

COLLATERAL SCHEDULE

The Collateral that Borrower is pledging and in which it is granting a security interest pursuant to the foregoing Blanket Agreement is identified below opposite the blank or blanks that Borrower has checked and initialed:

1. (☐) All	of Borrower’s One to Four Family Mortgage Collateral

2. (☐) All	of Borrower’s Multi-family Mortgage Collateral

3. (☑) Securities	Collateral identified in separate Assignment of Security documents

4. (☐) All	of Borrower’s Agricultural Mortgage Collateral

5. (☐) All	of Borrower’s Commercial Real Estate Mortgage Collateral

6. (☐) All	of Borrower’s Home Equity Line of Credit Collateral

7. (☐) All	of Borrower’s Junior Mortgage Collateral

8. (☐) All	of Borrower’s Collateral Identified in separate Assignment of Mortgage documents